Exhibit 99.1

ADVO Reports First Quarter Results

    WINDSOR, Conn.--(BUSINESS WIRE)--Jan. 26, 2006--ADVO, Inc. (NYSE:
AD) today reported that revenue for its first fiscal quarter ended December 24, 2005 grew to $358.2 million, increasing $8.2 million, or 2.3%, over the prior year quarter. Diluted E.P.S. for the quarter grew 46.2% over the prior year quarter to $0.38. The Company's first quarter fiscal 2005 E.P.S. did not include incremental expenses of $0.03 for the expensing of stock options as the result of the adoption of FAS123(R) in fiscal 2006.
    Shared advertising packages distributed declined 0.5% to 1.041 billion versus the prior year quarter, primarily due to households in the Gulf Coast where mail was undeliverable in the wake of the hurricanes. Pieces per package increased 5.6%, to 8.35, the largest quarter over quarter improvement the Company has realized in six quarters. Shared advertising piece volumes increased 5.1% to 8.7 billion pieces. Revenue per piece declined 2.4% driven by lower insert weights and lower revenues in the Company's ShopWise(R) wrap product. The Company continues to experience gains with respect to its second mailing date in Southern California, with average revenue per week increasing 10.9% sequentially versus the last quarter of fiscal 2005, and up 147% over the prior year period.
    The increase in pieces per package positively leveraged the Company's distribution costs as unused postage dropped 2.1 percentage points versus the prior year quarter, to 20.7%, and drove a 1.5 percentage point improvement in distribution expense as a percent of revenue. In addition, while print and paper expenses and operating costs increased, up 1.6 and 0.3 percentage points, respectively, SG&A for the period declined 2.1 percentage points versus the prior year, driven by lower sales expense. As a result, first quarter operating margins as a percent of revenue improved significantly, up 1.7 percentage points over the prior year, to 5.8%.
    Scott Harding, ADVO's Chief Executive Officer, stated, "A key goal in fiscal 2006 is to improve our profit margins. In the first quarter, we did just that, demonstrating the operating leverage that is inherent in our business when we fill our packages and control costs. We continue to be pleased with the progress we are making in our second mailing program in Southern California, where this leverage is even more pronounced. Profitable growth and category diversification remain equally important objectives. In the first quarter we achieved our 14th consecutive quarter of revenue growth on top of 16% growth in the year ago quarter. Although we were disappointed in our quarterly revenue growth of 2.3%, we continue to be confident in our long-term opportunity to drive sustained profitable growth across our business, capitalizing on the value that our media platform, products, services and solutions provide today's advertisers."
    The Company will hold an analyst conference call to discuss its first quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-810-0924, and the replay number is 1-888-203-1112 (access code #4059686). The replay will be available until midnight February 16, 2006. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.


Key Statistics - 1Q06 Results and Growth vs. 1Q05
-------------------------------------------------

                                      Total
                                   ------------

Advertising Packages (millions)        1,041.0
Advertising Package Growth                -0.5%

Pieces per Package                        8.35
Pieces per Package Growth                  5.6%

Advertising Pieces (millions)          8,689.8
Advertising Piece Growth                   5.1%

Revenue per Thousand Pieces             $38.12
Revenue per Thousand Piece Growth         -2.4%

% Underweight                             20.7%
Percentage Point Improvement             2.1pp




Diluted Earnings per Share: Reconciliation of
The Pro Forma Impact of the Adoption of FAS123(R)*

                                               Three Months Ended
                                           ---------------------------
                                           December 24,  December 25,
                                               2005          2004
                                           ------------- -------------
Diluted Earnings per share - As Reported          $0.38         $0.26
Pro Forma FAS123(R) expense                          --          0.03
                                           ------------- -------------
Diluted Earnings per share - Pro Forma            $0.38         $0.23
                                           ============= =============


    * This pro forma financial measure reconciliation is provided because the 1Q06 as reported E.P.S. includes incremental expenses the Company incurred as a result of the adoption of new accounting rules related to FAS123(R), and management believes that reconciling E.P.S. in this manner facilitates comparisons to prior period results.

    This report contains certain forward looking statements regarding the Company's results of operations and financial position within the meaning of Sections 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those in the forward looking statements. The Company's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers' promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect the Company's revenue and profit results. The Company's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and the Company's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of the Company's business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; and other general economic factors.
    ADVO is the nation's leading direct mail media company, with annual revenues of nearly $1.4 billion. Serving 17,000 national, regional and local retailers, the company reaches 114 million households, more than 90% of the nation's homes, with its ShopWise(R) shared mail advertising.
    The company's industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond.
    Demonstrating ADVO's effectiveness as a print medium, the company's "Have You Seen Me? (R)" missing child card, distributed with each ShopWise(R) package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 140 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.
    ADVO employs 3,700 people at its 24 mail processing facilities, 33 sales offices and headquarters in Windsor, CT. The company can be visited online at www.ADVO.com.


                              ADVO, Inc.
                         Results of Operations
                    Quarter Ended December 24, 2005
                 (In thousands, except per share data)

                                                Quarter Ended
                                          ----------------------------
                                           December 24,  December 25,
                                              2005          2004
                                          ------------- --------------
                                           (Unaudited)    (Unaudited)

Revenues                                  $    358,225 $      350,053

Cost of sales                                  276,348        268,726

Selling, general and administrative             61,229         67,181
                                          ------------- --------------

Operating income                                20,648         14,146

Interest expense                                (1,986)        (1,546)
Equity earnings in joint ventures                  827            655
Other income (expense), net                         39           (155)
                                          ------------- --------------
Income before income taxes                      19,528         13,100

Provision for income taxes                       7,557          5,011
                                          ------------- --------------

Net income                                $     11,971 $        8,089
                                          ============= ==============

Basic earnings per share                  $       0.38 $         0.26
                                          ============= ==============
Diluted earnings per share                $       0.38 $         0.26
                                          ============= ==============


Dividends declared per share              $       0.11 $         0.11
                                          ============= ==============


 Weighted average basic shares                  31,249         30,729
 Weighted average diluted shares                31,422         31,133



                              ADVO, Inc.
                      Consolidated Balance Sheets
                   (In thousands, except share data)

                                        December 24,   September 24,
                                            2005            2005
                                       --------------- ---------------
ASSETS                                   (Unaudited)
Current assets:
     Cash and cash equivalents         $      37,883  $        46,238
     Accounts receivable, net                175,073          162,542
     Inventories                               2,883            2,500
     Prepaid postage                           4,928           10,747
     Prepaid expenses and other
      current assets                           8,378            6,360
     Federal income taxes receivable              --            2,884
     Deferred income taxes                    12,739           10,996
                                       --------------- ---------------
        Total current assets                 241,884          242,267

Property, plant and equipment                429,707          420,738
Less accumulated depreciation and
 amortization                               (235,157)        (226,735)
                                       --------------- ---------------
     Net property, plant and equipment       194,550          194,003

Investment in deferred compensation
 plan                                         15,975           15,134
Goodwill                                      22,829           22,824
Other assets                                   4,539            4,502
                                       --------------- ---------------
TOTAL ASSETS                           $     479,777  $       478,730
                                       =============== ===============
LIABILITIES
Current liabilities:
  Current portion on long-term debt            4,500               --
    Accounts payable                          31,710           55,276
    Accrued compensation and benefits         28,653           27,919
    Customer advances                          7,775            7,302
    Federal and state income taxes
     payable                                   7,398              325
    Other current liabilities                 24,462           25,468
                                       --------------- ---------------
        Total current liabilities            104,498          116,290

Long-term debt                               124,394          124,867
Deferred income taxes                         28,826           29,641
Deferred compensation plan                    17,017           16,172
Other liabilities                              9,590            6,475

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value
  (Authorized 5,000,000 shares, none
  issued)                                        ---              ---
Common stock, $.01 par value
  (Authorized 80,000,000 shares, issued
  31,720,732 and 31,719,419 shares,
  respectively)                                  317              317
Additional paid-in capital                   178,161          176,664
Accumulated earnings                          25,691           17,182
                                       --------------- ---------------
                                             204,169          194,163

Less shares of common stock held in
 treasury at cost                             (8,124)          (8,124)
Less shares of common stock held in
 deferred compensation trust                  (1,042)          (1,038)
Accumulated other comprehensive income           449              284
                                       --------------- ---------------
     Total stockholders' equity              195,452          185,285
                                       --------------- ---------------

TOTAL LIABILITIES & STOCKHOLDERS'
          EQUITY                       $     479,777  $       478,730
                                       =============== ===============


                              ADVO, Inc.
                 Consolidated Statements of Cash Flows
                            (In thousands)

                                                  Quarter Ended
                                           -------------- ------------
                                            December 24,  December 25,
                                               2005          2004
                                           -------------- ------------
                                            (Unaudited)   (Unaudited)
Cash flows from operating activities:
  Net income                               $     11,971  $      8,089
Adjustments to reconcile net income to net
 cash flows provided (used) by operating
 activities:
  Depreciation                                    9,580         9,280
  Amortization of stock-based compensation        1,510           737
  Amortization of debt issue costs                  138           138
  Deferred income taxes                          (2,659)       (1,503)
  Provision for bad debts                         1,666         1,844
  Equity earnings from joint ventures              (827)         (655)
  Other                                             (20)            4
Change in operating assets and
 liabilities, net of effects of
 acquisitions:
  Accounts receivable                           (14,175)      (30,053)
  Inventories                                      (382)         (926)
  Prepaid postage                                 5,820          (128)
  Prepaid expenses and other current
   assets                                        (2,017)          377
  Investment in deferred compensation plan         (189)         (447)
  Other assets                                      223         2,133
  Accounts payable                              (23,590)       (4,043)
  Accrued compensation and benefits                 733         5,230
  Deferred compensation plan                        189           447
  Customer advances                                 472           165
  Federal and state income taxes payable          9,923         4,944
  Other liabilities                               1,871          (623)
  Distributions from equity joint ventures          428           577
                                           -------------- ------------
Net cash provided (used) by operating
 activities                                         665        (4,413)

Cash flows from investing activities:
  Expenditures for property, plant and
   equipment                                    (10,129)       (8,768)
  Proceeds from disposals of property,
   plant and equipment                               22            30
                                           -------------- ------------
Net cash used by investing activities           (10,107)       (8,738)

Cash flows from financing activities:
  Revolving line of credit - net                  4,500           ---
  Proceeds from exercise of stock options            21         1,653
  Treasury stock transactions related
   to stock awards                                   --          (225)
  Cash dividends paid                            (3,443)       (3,378)
                                           -------------- ------------
Net cash provided (used) by financing
 activities                                       1,078        (1,950)

Effect of exchange rate changes on cash
 and cash equivalents                                 9            30

Change in cash and cash equivalents              (8,355)      (15,071)

Cash and cash equivalents at beginning of
 period                                          46,238        30,284
                                           -------------- ------------

Cash and cash equivalents at end of period $     37,883  $     15,213
                                           ============== ============

    CONTACT: ADVO, Inc.
             Investors:
             Chris Hutter, 860-285-6424
             or
             Media:
             Pam Kueber, 860-298-5797